UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

KBL MERGER CORP. IV

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Stanton Christian Road Newark, DE 19713	19713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 502-2727

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KBLM	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $5.75 per half share	KBLMW	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one share of Common Stock	KBLMR	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock, one Warrant and one Right	KBLMU	The NASDAQ Stock Market LLC

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by KBL Merger Corp. IV, a Delaware corporation (“KBL”), in making presentations to certain persons with respect to the transactions contemplated by the non-binding term sheet described below.

The investor presentation attached as Exhibit 99.1 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

On May 14, 2019, KBL issued a press release announcing the execution of a non-binding term sheet relating to a business combination (the “Term Sheet”). The execution of the Term Sheet was previously disclosed in a Current Report on Form 8-K filed with the SEC on April 16, 2019. KBL and KBL IV Sponsor, LLC, a Delaware limited liability company (“Sponsor”), entered into the Term Sheet for KBL’s initial business combination transaction (the “Transaction”) with CannBioRx Life Sciences Corp., a Delaware corporation (the “CannBioRx”), Katexco Pharmaceuticals Corp., a Canadian corporation (“Katexco”), CannBioRx Pharmaceuticals Corp., a Canadian corporation (“CBR Pharma”), 180 Therapeutics, LP, a Delaware limited partnership (“180” and, together with Katexco and CBR Pharma, the “Subsidiaries” and, together with CannBioRx , the “CannBioRx Parties”), and Tyche Capital LLC, a Delaware limited liability company, solely with respect to the sections of the Term Sheet in which it is referred (“Tyche”), pursuant to which KBL will acquire 100% of the outstanding equity and equity equivalents of CannBioRx (including options, warrants or other securities that have the right to acquire or convert into equity securities of CannBioRx) (collectively, the “CannBioRx Securities”) in exchange for shares of common stock of KBL (the “Transaction Shares”) valued at $175 million (the “Valuation”), subject to adjustment as described below. Each Transaction Share will have a value equal to the redemption amount payable to KBL’s public stockholders (the “Redemption Price”) that redeem their shares of KBL common stock in connection with the closing of the Transaction (the “Closing”). The $175 million of consideration will be (i) reduced by the amount of any indebtedness of CannBioRx Parties and (ii) increased by the amount of any cash of the CannBioRx Parties, in either case, as of the Closing. In addition, the Valuation will be verified prior to the signing of a definitive agreement governing the Transaction (a “Definitive Agreement”) by an investment bank reasonably acceptable to KBL, CannBioRx and Tyche. It is contemplated that CannBioRx will not be acquiring the shares of the Canadian shareholders in Katexco and CannBio Pharma. Those shareholders will continue to hold exchangeable shares in a Canadian holdco of CannBioRx that are exchangeable for common stock of CannBioRx and ultimately, upon closing of the business combination, exchangeable for shares of common stock of KBL.

The Term Sheet is intended to express only a mutual indication of interest in the Transaction and does not represent a legally binding commitment or obligation on the part of the parties, and there can be no assurances that the Transaction will be consummated. The obligation of the parties will be subject to execution of a Definitive Agreement containing terms and conditions satisfactory to KBL and CannBioRx.

Prior to, or simultaneously with the Closing, CannBioRx and the Subsidiaries will engage in a corporate restructuring pursuant to which each of the Subsidiaries, along with a new Canadian corporation and a Cayman Island company will become wholly-owned subsidiaries of CannBioRx.

Prior to signing a Definitive Agreement, the parties have agreed to ensure that KBL will have at least $40 million in cash available at the Closing either through backstop commitment or financing arrangements.

In connection with the entry into the Term Sheet, the CannBioRx Parties deposited in escrow as a loan, $400,000 to be used by KBL to fund its operating expenses, deal transaction expenses and any financing expenses for the Transaction (the “Operating Expenses”). In addition, the CannBioRx Parties agreed to deposit in escrow as a loan up to an additional $300,000 to be used by KBL in connection with any future extensions of the deadline for KBL to consummate its initial business combination (the “Extension Expenses”). The loans are interest-free unsecured loans and can be pre-paid at any time without penalty, but are required to be repaid (subject to a customary waiver against KBL’s trust account) upon the earlier of (i) the closing of the Transaction, (ii) the consummation by KBL of a transaction with a third party constituting KBL’s initial business combination (an “Alternative Business Combination”), or (iii) the liquidation of KBL if it does not consummate an initial business combination prior to its deadline to do so (a “Liquidation”).

Each of KBL and the CannBioRx Parties also agreed that until June 10, 2019 (subject to earlier termination as described below, the “Exclusivity Period”), such party will not, and will cause its representatives not to, directly or indirectly, solicit or initiate or enter into discussions, negotiations, letters of intent, agreements or transactions with, or encourage, or provide any information to, any person or entity (other than the other party) concerning any Alternative Transaction (as defined below), or make any filing with any governmental authority with respect thereto. For purposes of the Term Sheet, an “Alternative Transaction” means (i) with respect to the CannBioRx Parties, any transaction with respect to the direct or indirect sale, transfer, license or other disposition of any Company Party or its subsidiaries, or their respective equity interests, business or material assets (outside of the ordinary course of business), whether by purchase, merger, consolidation, recapitalization, exclusive license or otherwise, or any similar transaction that would reasonably be expected to prohibit, impair or materially delay the proposed Transaction and (ii) with respect to KBL, a business combination. Each of KBL and the CannBioRx Parties also agreed to immediately suspend any pre-existing discussion with all parties other than the other party and its affiliates regarding any solicitation or offer for an Alternative Transaction. Notwithstanding the foregoing, either KBL or CannBioRx may terminate the Exclusivity Period immediately in the event that the other party (i) abandons discussions regarding the proposed Transaction or otherwise fails to continue to negotiate the proposed Transaction with such terminating party in good faith, or (ii) notifies such terminating party that it no longer desires or intends to pursue or consummate the proposed Transaction; provided that if CannBioRx terminates the Exclusivity Period early pursuant to the foregoing clauses (i) or (ii), (A) any remaining funds deposited by the CannBioRx Parties into escrow shall be immediately released back to the CannBioRx Parties as a prepayment of the aforementioned loans and (B) any obligations of the CannBioRx Parties to fund additional amounts pursuant to the Term Sheet and of Tyche to participate in a financing shall terminate and be of no further force and effect.

The press release of KBL is attached as Exhibit 99.2 hereto and is incorporated into this Item 8.01 by reference.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, KBL’s and CannBioRx Life Sciences Corp.’s inability to enter into a definitive agreement with respect to the proposed business combination transaction or to complete the transactions contemplated by the non-binding term sheet, matters discovered by the parties as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by KBL stockholders; the ability to meet NASDAQ's listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; expectations with respect to future performance, growth and anticipated acquisitions; ability to recognize the anticipated benefits of the proposed business combination; the timing of the completion of the proposed business combination; CannBioRx's ability to execute its plans to develop and market new drug products and the timing and costs of these development programs; CannBioRx's estimates of the size of the markets for its potential drug products; potential litigation involving KBL or CannBioRx or the validity or enforceability of CannBioRx's intellectual property; global economic conditions; geopolitical events and regulatory changes; access to additional financing; and other risks and uncertainties indicated from time to time in filings with the SEC. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in KBL’s most recent filings with the SEC and will be contained in the proxy statement/prospectus to be filed as result of the transactions described above. All subsequent written and oral forward-looking statements concerning KBL or CannBioRx Life Sciences Corp., the transactions described herein or other matters and attributable to KBL or CannBioRx Life Sciences Corp. or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. None of KBL or CannBioRx Life Sciences Corp. undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

If a definitive agreement is entered into and in connection with the proposed transactions described herein, KBL and CannBioRx Life Sciences Corp. will prepare a proxy statement/prospectus for KBL’s stockholders and a registration statement on Form S-4 to be filed with the Securities and Exchange Commission.  KBL’s proxy statement/prospectus will be mailed to KBL’s stockholders that do not opt to receive the document electronically. KBL and CannBioRx Life Sciences Corp. urge investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination transaction.  Such persons can also read KBL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. KBL’s definitive proxy statement/prospectus, which will also be included in the registration statement, will be mailed to stockholders of KBL as of a record date to be established for voting on the transactions described in this report. KBL’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: KBL Merger Corp. IV, 150 West 56th Street, Suite 5901, New York, NY 10019; e-mail: admin@kblvc.com.  These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Participants in Solicitation

 KBL and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of KBL’s stockholders to be held to approve the transactions described in this press release. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of KBL’s stockholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about KBL’s executive officers and directors in its Annual Report on Form 10-K, which was filed with the SEC on April 1, 2019. You can obtain free copies of these documents from KBL using the contact information above.

Disclaimer

 This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of KBL and CannBioRx Life Sciences Corp., nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibits
99.1	Investor Presentation dated May 16, 2019

99.2	Press Release of KBL, dated May 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer